Investor Presentation & Company Overview June 2020 6/2/2020 © Atkore International, Inc. 1

Cautionary Statements This presentation contains forward-looking statements that are subject to known and unknown risks and uncertainties, many of which are beyond our control. All statements other than statements of historical fact included in this presentation are forward-looking statements. Forward-looking statements appearing throughout this presentation include, without limitation, statements regarding our intentions, beliefs, assumptions or current expectations concerning, among other things, financial position; results of operations; cash flows; prospects; growth strategies or expectations; customer retention; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or any other litigation; and the impact of prevailing economic conditions. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” and other comparable terms. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this presentation. In addition, even if our results of operations, financial condition and cash flows, and the development of the market in which we operate, are consistent with the forward-looking statements contained in this presentation, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including, without limitation, the risks and uncertainties discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and the Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission, could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Because of these risks, we caution that you should not place undue reliance on any of our forward-looking statements. New risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us. Further, any forward-looking statement speaks only as of the date on which it is made. We undertake no obligation to revise the forward-looking statements in this presentation after the date of this presentation. Market data and industry information used throughout this presentation are based on management’s knowledge of the industry and the good faith estimates of management. We also relied, to the extent available, upon management’s review of independent industry surveys, forecasts and publications and other publicly available information prepared by a number of third party sources. All of the market data and industry information used in this presentation involves a number of assumptions and limitations which we believe to be reasonable, and you are cautioned not to give undue weight to such estimates. Although we believe that these sources are reliable, we cannot guarantee the accuracy or completeness of this information, and we have not independently verified this information. While we believe the estimated market position, market opportunity and market size information included in this presentation are generally reliable, such information, which is derived in part from management’s estimates and beliefs, is inherently uncertain and imprecise. Projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are subject to a high degree of uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties. We present Adjusted EBITDA, Adjusted EBITDA margin (Adjusted EBITDA over Net Sales), Net debt (total debt less cash and cash equivalents), Adjusted Net Income Per Share, and Leverage ratio (net debt or total debt less cash and cash equivalents, over Adjusted EBITDA on trailing twelve month (“TTM”) basis) to help us describe our operating and financial performance. Adjusted EBITDA, Adjusted EBITDA margin, Net debt (total debt less cash and cash equivalents), Adjusted Net Income Per Share, and Leverage ratio are non-GAAP financial measures commonly used in our industry and have certain limitations and should not be construed as alternatives to net income, net sales and other income data measures (as determined in accordance with generally accepted accounting principles in the United States, or GAAP), or as better indicators of operating performance. Adjusted EBITDA, Adjusted EBITDA margin, Net debt, Adjusted Net Income Per Share, and Leverage ratio, as defined by us may not be comparable to similar non-GAAP measures presented by other issuers. Our presentation of such measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. See the appendix to this presentation for a reconciliation of Adjusted EBITDA to net income, Adjusted EBITDA Margin, Adjusted Net Income Per Share to Net Income Per Share, net debt to total debt, and Leverage Ratio. Fiscal Periods - The Company has a fiscal year that ends on September 30th. It is the Company's practice to establish quarterly closings using a 4-5-4 calendar. The Company's fiscal quarters end on the last Friday in December, March and June. Any information contained in the following slides that has been previously publicly presented by Atkore speaks as of the date that it was originally presented, as indicated. Atkore is not updating or affirming any of such information as of today’s date. The provision of this information shall not imply that the information has not changed since it was originally presented. 6/2/2020 © Atkore International, Inc. 2

Atkore: A Compelling Investment A values-based organization with a focus on continuous improvement driven by the Atkore Business System Strong track record of earnings growth, increasing free cash flow and excellent return on capital With a commitment to quality, service and safety, we produce infrastructure solutions to power and protect the world around us, and to help our customers build better together We offer a broad platform of must-stock products to the electrical distribution channel, and our leading market positions and strong brands will be supported through both organic growth and M&A Our sound financial profile combined with our focus on environment, social and governance promotes long-term sustainable growth 6/2/2020 © Atkore International, Inc. 3

Foundation: Our Values & the Atkore Business System ACCOUNTABILITY • TEAMWORK • INTEGRITY • RESPECT • EXCELLENCE ENABLERS Strategy Elements Lean Daily Management • Market Insights How we run the business we have today. • Portfolio Management Strategy Deployment Process • Innovation/New Product Development How we build the business we aspire to be. • Value Propositions • Strategic Pricing • Account/Channel Management Process Elements People Elements • Continuous Improvement • Engagement and Alignment Methodologies • Communication • Visual Workplace and Lean Daily • Talent Acquisition Management • Performance Management • Built in Quality • Leadership Development • Information and Material Flow • Aligned Compensation • Equipment Availability and Reliability • Recognition • Commercial Processes 6/2/2020 © Atkore International, Inc. 4

Atkore at a Glance Leading Manufacturer of Electrical and Mechanical Products 1959 2016 Harvey, IL ~3,900 65 Founded IPO (NYSE: ATKR) Headquarters Employees Global Facilities FY2019 Financial Highlights FY2019 Net Sales Breakdown, $1.9B Change $ Millions By Segment By Geography By End Market (except per share amounts) FY2019 vs. PY Net Sales $1,916.5 +4.4% Intl. Other Intl. 12% 6% 12% Net Income $139.1 +1.8% Mechanical Products & Solutions Adjusted EBITDA(1) $324.4 +19.5% 25% OEM U.S. Construction Adjusted EBITDA Margin 16.9% +210 bps 14% Electrical 68% Raceway Adjusted EPS(1) $3.62 +30.2% United States 75% 88% Free Cash Flow(1) $174.8 +63.1% Return on Capital(1) 17.0% +160 bps (1) See non-GAAP reconciliation in appendix 6/2/2020 © Atkore International, Inc. 5

Strong Earnings Growth, Free Cash Flow and ROC% Adjusted EBITDA, $M Free Cash Flow, $M Return on Capital (ROC), % +18% CAGR +10% CAGR +1,440 bps 342 175 179 17.0 17.1 324 15.4 272 140 235 12.2 228 114 107 10.7 97 164 2.7 FY2015 FY2016 FY2017 FY2018 FY2019 TTM FY2015 FY2016 FY2017 FY2018 FY2019 TTM FY2015 FY2016 FY2017 FY2018 FY2019 TTM Mar Mar Mar 2020 2020 2020 Note: See non-GAAP reconciliations in appendix 6/2/2020 © Atkore International, Inc. 6

Our Products Are All Around You Everyday



Related Segment
Electrical Raceway
Mechanical Products & Solutions
Wire Basket Cable Tray & Fittings
Electrical Prefabrication
Cable Tray, Ladder & Fittings
Metal Electrical Conduit
Conduit & Cable Fittings
Specialty Electrical Conduit: Stainless Steel, PVC-Coated & Aluminum
PVC Trunking
PVC Electrical Conduit & Fittings
Armored Cable
Flexible Electrical Conduit & Liquidtight Conduit
Industrial Flexible Electrical Conduit
Metal Framing & Fittings (Including Seismic)
Roller Tube for Conveyor
Perimeter Security Solutions
Security Bollards
Telescoping Sign Support System

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U.S. Construction Market Review % of Atkore FY19 Net Sales U.S. Construction End-Market Review By End Market 68% Commercial & . Key sub-categories: Industrial • Offices & Data Centers • Warehouses & Regional Serve a diversified Distribution Facilities • Hotels mix of end-markets Other Intl. 35% • Retail 6% 12% with exposure to • Manufacturing both new construction as well OEM U.S. . Key sub-categories: as repair & remodel 14% Construction Institutional 68% • Education by selling our 17% • Healthcare • Transportation products primarily through a blue-chip Residential . Key sub-categories: 12% • Multifamily Units customer base of • Single Family Homes electrical 4% Infrastructure . Key sub-categories: distributors % of ATKR • Highways and Bridges FY2019 • Power Utilities Net Sales 6/2/2020 © Atkore International, Inc. 8

Electrical Raceway Segment

atkore INTERNATIONAL

Quick Facts:

	FY 2019	Q2 FY2020
Net Sales, $M	$1,443.5	$339.7
Adjusted EBITDA, $M	$292.6	$79.0
Adjusted EBITDA Margin, %	20.3%	23.2%

Key Brands:

AFC CABLE SYSTEMS

allied TUBE & CONDUIT

HeritagePlastics

MARKET AND MARKET POSITION

PVC Conduit		#1
Steel Conduit		#2
Armored Cable		#2
Flexible and Liquidtight Conduit		#3
Cable Tray, Cable Ladder & Fittings		#2

- **Electrical products** that deploy, isolate and protect a structure's electrical circuitry from the original power source to the final outlet
- **Atkore products are a staple for electrical distributors** and Atkore's brands are must stock products
- **Comprehensive product portfolio** enables solution selling and the ability to bundle
- **Differentiated market position**: Quality, market coverage and co-loading capability
- **Organic growth opportunities** driven through new product innovation, focused product category growth and digital enablement for customers, distributors and designers

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Mechanical Products & Solutions Segment FY 2019 Q2 FY2020 Quick Facts: Net Sales, $M $474.3 $116.6 Key Brands: Adjusted EBITDA, $M $70.0 $16.1 Adjusted EBITDA Margin, % 14.8% 13.8% MARKET AND MARKET POSITION • Mechanical products and services that frame, support and secure In-line component parts in a broad range of structures, equipment and Galvanized Mechanical #1 systems in electrical, industrial and construction applications Tube • Global distribution capabilities for our broad portfolio of Safety & Security focused products and metal framing systems Barbed Tape #1 • Market leader of in-line galvanized tubular products; preferred option for corrosion protection Metal Framing and Related #2 • Value-added engineering, installation and pre-fabrication services Fittings • Organic growth opportunities driven through new product innovation, global category expansion and improving the customer Security Top experience by providing additional value-add services Bollards 10 6/2/2020 © Atkore International, Inc. 10

Levers to Drive Organic Growth Organic Growth Drivers Recent Examples & Highlights • Commercialized over 30 new products in the past two Global years Category • Drove high single digit revenue growth in Electrical Raceway “Focused Product Categories” in FY2019 Focused Expansion Digital Product Capabilities • Strategically aligned to several mega-trends such as Categories & Resources growth in connected devices and vehicle electrification, as well as digital and physical protection of critical assets and infrastructure • Expanding global distribution and product capabilities New Organic Improving for safety and security product solutions in MP&S Product Customer • Increasing digital offerings and tools for our products Innovation Growth Experience such as BIM Models (Building Information Modeling) which help design professionals during the planning process 6/2/2020 © Atkore International, Inc. 11

M&A Strategy Focused on Profitable Growth Bolt-On Acquisition Playbook Target Profile Strategy Value Creation QUICK FACTS: . Privately held small to . Strategic fit from a . Leverage global spend for . Spent $285 million of cash on medium sized businesses product or category key raw material input acquisitions since FY2017 . Build and foster long-term perspective, or fills a categories to reduce costs relationships portfolio gap . Add products into Atkore . Added over $400 million in profitable . Avoid auctions or . Identified path to synergy sales & distribution revenue through M&A activities since competitive bidding & value creation umbrella for “One order, situations where possible . Debt responsible one shipment, one 2012 . Sales and distribution . Within existing invoice” through similar or existing management bandwith . Drive 1-2 turns of synergy . Exited over $400 million in breakeven channels for Atkore and capacity proforma revenue since 2012 Successful Track Record of Portfolio Management 2013 2015 2017 2019 ■ Acquired Heritage Plastics ■ Acquired American Pipe & Plastics ■ Acquired Marco ■ Acquired Vergokan ■ Closed manufacturing location in France ■ Acquired SCI ■ Acquired Flexicon ■ Acquired U.S. Tray ■ Closed manufacturing location in Brazil ■ Acquired Rocky Mountain Colby Pipe ■ Acquired FlyTec Systems Fiscal Year Related Segment 2014 2016 2018 2020 ■ Electrical Raceway ■ Acquired Ridgeline Pipe ■ Ceased operations for fence & ■ Acquired CalPipe ■ Closed manufacturing ■ Mechanical Products & Solutions Manufacturing sprinkler business ■ Divested Flexhead location in Wales 6/2/2020 © Atkore International, Inc. 12

Strong Financial Profile Ready for the Future Net Debt to TTM Adjusted EBITDA Debt Structure Down 1.3x Debt Structure As of 3.4x 3/27/20 3.1x 2.9x 2.9x 2.8x Cash and Cash Equivalents $137.2 2.6x 2.2x 2.1x 2.1x Asset Based Loan ($325M) Matures 2021 - Senior Secured 1st Term Loan Matures 2023 $845.7 Total Debt $845.7 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Total Net Debt $708.5 2018 2018 2018 2019 2019 2019 2019 2020 2020 Disciplined Approach to Capital Allocation Ready to Support Future Growth Manage Reinvest in the Mergers & Return Cash to Leverage Business Acquisitions Stockholders • Target ~2x times for • Maintain and grow • Structured • $35M in stock buyback Net Debt to TTM the business with approach; focused authorization remaining Adjusted EBITDA smart investments on bolt-on targets as of March 27, 2020 6/2/2020 © Atkore International, Inc. 13

Focused on Environment, Social & Governance We seek to utilize sustainable business principles and processes that achieve a balance between profitability and protection of all stakeholders, while reducing our impact on the environment and climate. 32% 14% Reduction in recordable Less total water Our Focus incident rate since 2015 purchased since 2016 • People and Community: We seek to protect people and communities in which our facilities are located. • Energy and Climate: We are committed to safeguarding climate and ecosystems through preventive practices. 6% 21% • Natural Resources: We promote social and environmental Reduction in greenhouse Less tons of material stewardship throughout our supply chain. gas emitted since 2016 waste rate avoided since 2015 • Material Efficiency: We strive to prevent or minimize activities and conditions that pose a threat to human health and the environment. • Strong Governance: We are dedicated to creating an organizational structure that is aligned with industry best practices and stockholder interests such as a separate independent Chairman and 33% 89% Percentage of female or Percentage of Delaware incorporation. minority members of the Independent members Board of Directors of the Board of Directors 6/2/2020 © Atkore International, Inc. 14

Second Quarter 2020 Earnings Information As Presented on May 5, 2020 6/2/2020 © Atkore International, Inc. 15

Q2 2020 Financial Highlights and Business Update . Delivered Net Income of $39.2M; up 32.6% versus prior year . Increased Adjusted EBITDA(1) by 12.9%, or $9.9M in year over year improvement Q2 2020 Financial . Grew Adjusted EPS(1) by 19.3% up to $0.99 Highlights . Completed $15.0M in stock repurchases during the quarter . Cash balance of $137.2M as of March 27th; up $85.7M versus prior year . Won the prestigious National Association of Electrical Distributor’s (NAED) Industry Award of Merit . Completed transition of our Wales facility into our West Bromwich site in England . Tremendous coordination and disaster recovery response to a severe flood that shut down our recently Business acquired Pendleton, Oregon facility Update . Enterprise wide response plan activated regarding COVID-19 situation; aggressive cost control measures implemented . Given changes in market conditions and economic uncertainty, we expect our FY 2020 Net Sales, Adjusted EBITDA and Adjusted EPS to be down 10 – 15% relative to FY 2019 (1) See non-GAAP reconciliation in appendix 6/2/2020 © Atkore International, Inc. 16

Example Actions & Updates Related to COVID-19 Employee Health & Safety Business & Operations Management • Stopped all non-essential business travel • Established an Executive Committee task force to manage all aspects of the company’s response to the situation • Required executive level approval for all visitors to Atkore facilities • Deemed an “essential business” in all regions in which we operate; • Implemented social distancing practices and physically marking therefore we had the responsibility to serve our customers of which some six-foot spacing where applicable were ordering products to support new or emergency healthcare facilities • Staggered work-shifts, breaks and meal-times to ensure proper • Eliminated or minimized discretionary expenses social distancing in shared spaces such as employee cafeterias and break rooms • Reduced planned spending for capital projects • Increased personal protective equipment measures for employees • Reduced purchases for all major input cost categories • Provided additional cleaning supplies, hand sanitizer and • Temporarily reduced executive officer salaries (CEO 25%, other executive reminders for personal hygiene in our facilities officers 10%) along with Board of Director fees by 25% • Instituted telecommuting and work from home options for non- • Reduced work weeks, and enacted interim plant furloughs in order to manufacturing personnel match operating levels to changes in demand • Established “No-Contact” interactions for in-bound & out-bound • Deferred all merit based salary increases logistics • Reduced the size of the salaried workforce by completing a restructuring • Following recommended guidelines for temperature taking prior that occurred in Q2 to building entry for all employees • Continue to evaluate opportunities for fixed cost reductions 6/2/2020 © Atkore International, Inc. 17

Q2 Income Statement Summary Q2 2020 Q2 2019 Y/Y Change Y/Y % Change ($’s in millions) Net Sales $455.7 $469.3 ($13.7) (2.9%) Operating Income $61.2 $52.5 $8.6 16.4% Net Income $39.2 $29.6 $9.6 32.6% Adjusted EBITDA(1) $87.0 $77.1 $9.9 12.9% Adjusted EBITDA Margin(2) 19.1% 16.4% +270 bps - Net Income per Share (Diluted) $0.80 $0.61 $0.19 31.1% Adjusted Net Income per Share(1) (Diluted) $0.99 $0.83 $0.16 19.3% Strong execution built on the foundation of the Atkore Business System (1) See non-GAAP reconciliation in appendix (2) Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of Net sales 6/2/2020 © Atkore International, Inc. 18

Consolidated Atkore Q2 2020 Bridges Q2 Net Sales Bridge Net Sales Growth Volume/Mix (0.8%) $469M $11 $456M $4 Price (4.0%) $1 $19 Acquisitions/Divestitures +2.3% FX/Other (0.4%) Total (2.9%) 2019 Volume/Mix Price M&A FX/Other 2020 Q2 Adjusted EBITDA Bridge Highlights $3 $87M $10 $1 . Drove $9.9M of earnings improvement with solid $1 $77M execution across multiple areas $3 . Anticipated sales and earnings growth from recent acquisitions was partially limited in Q2 due to the Pendleton shut down in February 2019 Volume/Mix Price vs. Cost M&A Productivity/ FX/Other 2020 Investment/ Inflation 6/2/2020 © Atkore International, Inc. 19

Electrical Raceway Q2 Highlights . Adjusted EBITDA increased $11.6M, and Q2 2020 Q2 2019 Y/Y Change adjusted EBITDA margins increased 410 bps to ($’s in millions) 23.2% Net Sales $339.7 $353.5 (3.9%) . Volume declines in armored cable and Adjusted EBITDA $79.0 $67.4 17.2% International projects Adjusted EBITDA 23.2% 19.1% +410 bps Margin . Completed consolidation of our Wales facility and expect annualized savings of ~$0.8M Q2 Net Sales Bridge . Pendleton facility stopped operations in $354M $11 $340M February due to regional flooding caused by $14 $2 $9 heavy storms and snowmelt 2019 Volume/Mix Price M&A FX/Other 2020 6/2/2020 © Atkore International, Inc. 20

Mechanical Products & Solutions Q2 Highlights . Strong volume growth of 8.5% led by continued Q2 2020 Q2 2019 Y/Y Change large renewable energy projects and solid ($’s in millions) execution across the portfolio Net Sales $116.6 $116.2 0.4% . Adjusted EBITDA margins in Q2 were 13.8% and Adjusted EBITDA $16.1 $17.4 (7.3%) Adjusted EBITDA in-line with business expectations for product 13.8% 15.0% (120 bps) Margin mix and end-use demand . Several higher margin security projects Q2 Net Sales Bridge $10 occurred in FY2019 which impacted year over $116M $0 $0 $117M year margin percentage comparison $9 . Diverse customer mix provides resiliency across market conditions 2019 Volume/Mix Price M&A FX/Other 2020 6/2/2020 © Atkore International, Inc. 21

Key Metrics & Liquidity Review Metrics Liquidity Review ($’s in millions) 3/27/2020 . Senior secured term loan of $845.7M (net of deferred financing Cash and cash equivalents $137.2 costs) due in December 2023 Total Debt $845.7 o No scheduled principal payments prior to maturity Net Debt $708.5 . Asset Based Loan (ABL) capacity of $298.2M as of March 27th Facility expires in December 2021 YTD Net cash from operating activities $49.3 o o No financial covenants other than a “Springing Covenant” which has YTD Capital expenditures $17.1 a 1:1 “Fixed Charge Coverage Ratio” that is only applicable when the available amount is less than $22M or 10% of the borrowing base YTD Free cash flow(1) $32.1 o Fixed Charge Coverage Ratio based on a comparison of trailing twelve month Adjusted EBITDA less committed capital expenditures TTM Adjusted EBITDA(2) $342.0 to the sum of interest and tax payments over the same period; ratio YTD Stock repurchases $15.0 as of March 27th was greater than 3.7x Leverage Ratio(1) Total debt / TTM Adjusted EBITDA(2) 2.5 Net debt / TTM Adjusted EBITDA(2) 2.1 (1) Free Cash Flow defined as Net cash from operating activities less capital expenditures. (2) Leverage ratio and TTM Adjusted EBITDA reconciliations can be found either in the appendix, or in Exhibit 99.1 to form 8-K filed on May 5, 2020. 6/2/2020 © Atkore International, Inc. 22

Cash and Leverage Ratio Trends +$85.7M vs. Prior Year Cash Review 164.1 . Annually, Q2 cash balance is 137.2 Cash & Cash 123.4 impacted by dual interest payments and dual tax payments Equivalents, 100.7 75.9 that occur during the period $M 51.5 . Other annual items occur during Q2 from a cash outflow such as payment of customer annual rebate incentive programs . Seasonal nature of end-markets 2.9 Reduced by 0.7x does have an impact to cash flow 2.8 during the year as our business Leverage 2.6 activity generally increases during Ratio(1): the spring and summer Net Debt to construction seasons TTM Adj. 2.2 2.1 2.1 EBITDA Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 (1) Leverage ratio and TTM Adjusted EBITDA reconciliations for all periods above can be found either in the appendix, or in Exhibit 99.1 to form 8-K filed on May 5, 2020, February 4, 2020, November 22, 2019, August 8, 2019, May 7, 2019, or February 6, 2019. 6/2/2020 © Atkore International, Inc. 23

Value Chain & Operating Structure

Value Chain Review

	IN BOUND SUPPLY CHAIN	ATKORE MANUFACTURING	ATKORE DISTRIBUTION NETWORK	CUSTOMER OR CHANNEL DISTRIBUTION	END-USER
OVERVIEW & KEY ITEMS	▪ Key input categories are steel, copper, PVC resin and aluminum ▪ Multiple suppliers for key categories ▪ Primarily source in region	▪ 37 manufacturing sites ▪ Geographically aligned supply to end-use demand	▪ 28 Atkore operated distribution sites ▪ Over 40 stocking locations managed by 3rd party sales agents	▪ Atkore products are a "must-stock" item for many of the over 13,000 electrical distributor locations in the U.S. ▪ MP&S related products sold through both distribution and direct	▪ Electrical, industrial or mechanical contractors install Atkore products in both new and repair & remodel construction environments ▪ Original Equipment Manufacturers
OPPORTUNITIES	+ Considered "essential businesses" + Close geographic proximity to multiple suppliers	+ Considered "essential businesses" + Capability to transfer production between facilities + Evaluate global footprint based on demand fluctuations	+ Opportunity to bundle & co-load multiple products into one shipment provides significant value proposition to customers + Ability to transfer inventory between Atkore and 3rd party agent locations + Potential for same day shipping & delivery in emergency situations	+ Opportunity to bundle & co-load multiple products into one shipment provides significant value proposition to end-users + Leverage breadth of Atkore's product portfolio to build strategic partnerships and purchasing agreements across multiple categories	+ Considered "essential businesses" in many regions + Low-interest rate environment encourages investment + Benefits from potential future infrastructure and stimulus funding
RISKS	- Supply side reductions could limit material availability, but most products are multi-sourced	- Forced shutdowns due to medical, environmental or government regulation	- Forced shutdowns due to medical, environmental or government regulation	- Cash and liquidity management for customer and channel partners - Distributor destocking for products	- Labor shortages due to COVID-19 - Potential job-site shutdowns and forced closures

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Financial Outlook Summary

Information is as presented on May 5, 2020

Primary Operating Assumption

- Net Sales decline of ~30% in Q3 and ~15% in Q4 compared to prior year

Outlook Items for Consolidated Atkore	1H FY2020 Actual Results	FY2020 Outlook	Changes to Prior FY2020 Outlook Favorable / (Unfavorable)	Note / Comment
Net Sales	$903.1M	Down 10% – 15% vs. FY2019	N/A	Anticipating Net Sales, Adjusted EBITDA and Adjusted EPS to each be down 10 – 15% vs. prior year; however, estimate may vary due to changes in assumptions or market conditions
Adjusted EBITDA*	$164.7M		N/A	
Adjusted EPS*	$1.93		N/A	
Interest Expense	$21.1M	$40 – $45M	$3 / $2M	Outlook based on amounts related to term loan
Tax Rate	21.6%	~24%	~100 bps	
Capital Expenditures	$17.1M	$20 – $25M	$20M	Down from prior estimate of $40 – $45M
Diluted Shares Outstanding**	48.2	~48	–	Includes reduction from Q2 stock repurchases

Key Comments & Considerations

- Expecting decremental adjusted EBITDA on Net Sales to be ~30% in the second half of the year
- Anticipating positive generation of free cash flow in Q3 with working capital reductions
- Capital deployment priority for the second half of FY2020 will be cash management and limited capital expenditures

* Reconciliation of the forward-looking full-year 2020 outlook for Adjusted EBITDA and Adjusted EPS is not being provided as the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation.

** Represents weighted-average shares outstanding in millions used in calculation of Adjusted EPS outlook.

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Thank you for your efforts during this difficult time Members of the Construction Community Atkore Employees & Sales Agents • Electrical distribution employees; NAED • Multiple emergency and rush production shipments for #electricalhero metal framing and electrical products in order to support • Electricians the construction of medical facilities in the United States • General contractors & laborers and around the world Examples of Atkore Supporting the Fight Against COVID-19 Rush delivery of multiple products to Next day shipment of PVC conduit for pop- Same day delivery of multiple products to convert Illinois convention center into a up health facility in Westbury, New York convert London convention center into a temporary hospital temporary hospital 6/2/2020 © Atkore International, Inc. 26

Questions? Thank You 6/2/2020 © Atkore International, Inc. 27

Appendix 6/2/2020 © Atkore International, Inc. 28

Segment Information Three months ended March 27, 2020 March 29, 2019 Adjusted Adjusted Adjusted EBITDA Adjusted EBITDA (in thousands) Net sales EBITDA Margin Net sales EBITDA Margin Electrical Raceway $ 339,705 $ 78,954 23.2% $ 353,514 $ 67,375 19.1 % Mechanical Products & Solutions 116,649 16,144 13.8% 116,190 17,421 15.0 % Eliminations (700) (395) Consolidated operations $ 455,654 $ 469,309 Fiscal year ended September 30, 2019 September 30, 2018 Adjusted Adjusted Adjusted EBITDA Adjusted EBITDA (in thousands) Net sales EBITDA Margin Net sales EBITDA Margin Electrical Raceway $ 1,443,493 $ 292,585 20.3% $ 1,366,611 $ 255,260 18.7 % MP&S 474,260 $ 70,040 14.8% 470,153 $ 51,339 10.9 % Eliminations (1,215) (1,625) Consolidated operations $ 1,916,538 $ 1,835,139 6/2/2020 © Atkore International, Inc. 29

Adjusted Earnings Per Share Reconciliation Three Months Ended Fiscal Year Ended September 30, September 30, (in thousands, except per share data) March 27, 2020 March 29, 2019 2019 2018 Net income $ 39,193 $ 29,555 $ 139,051 $ 136,645 Stock-based compensation 4,523 1,834 11,798 14,664 Intangible asset amortization 8,071 8,196 32,876 32,104 Gain on purchase of business — — (7,384) — Gain on sale of a business — — — (27,575) Certain legal matters — — — (4,833) Other (a) (1,503) 2,636 7,501 4,194 Pre-tax adjustments to net income 11,091 12,666 44,791 18,554 Tax effect (2,773) (3,103) (10,974) (4,824) Adjusted net income $ 47,511 $ 39,118 $ 172,868 $ 150,375 Weighted-Average Diluted Common Shares Outstanding 47,095 47,369 47,777 54,089 Net income per diluted share $ 0.80 $ 0.61 $ 2.83 $ 2.48 Adjusted net income per diluted share $ 0.99 $ 0.83 $ 3.62 $ 2.78 (a) Represents other items, such as inventory reserves and adjustments, realized or unrealized gain (loss) on foreign currency transactions, loss on disposal of property, plant and equipment, insurance recovery related to damages of property, plant and equipment and release of certain indemnified uncertain tax positions. 6/2/2020 © Atkore International, Inc. 30

Net Income to Adjusted EBITDA Reconciliation

(in thousands)	Three Months Ended March 27, 2020	Three Months Ended March 29, 2019	Fiscal Year Ended September 30, 2019	Fiscal Year Ended September 30, 2018	Fiscal Year Ended September 30, 2017	Fiscal Year Ended September 30, 2016	Fiscal Year Ended September 30, 2015
Net income	$ 39,193	$ 29,555	$ 139,051	$ 136,645	$ 84,639	$ 58,796	$ (4,955)
Income tax expense (benefit)	13,100	10,253	45,618	29,707	41,486	27,985	(2,916)
Depreciation and amortization	18,478	18,280	72,347	66,890	54,727	55,017	59,465
Interest expense, net	10,564	13,328	50,473	40,694	26,598	41,798	44,809
Loss (gain) on extinguishment of debt	—	—	—	—	9,805	(1,661)	—
Restructuring & impairments	2,645	1,085	3,804	1,849	1,256	4,096	32,703
Net periodic pension benefit cost	—	—	—	—	—	441	578
Stock-based compensation	4,523	1,834	11,798	14,664	12,788	21,127	13,523
Gain on purchase of a business	—	—	(7,384)	—	—	—	—
Gain on sale of a business	—	—	—	(27,575)	—	—	—
Gain on sale of a joint venture	—	—	—	—	(5,774)	—	—
ABF product liability impact	—	—	—	—	—	850	(216)
Consulting fees	—	—	—	—	—	15,425	3,500
Certain legal matters	—	—	—	(4,833)	7,551	1,382	—
Transaction costs	6	123	1,200	9,314	4,779	7,832	6,039
Impact of Fence and Sprinkler exit	—	—	—	—	—	811	(2,885)
Other (a)	(1,503)	2,636	7,501	4,194	(10,247)	1,103	14,305
Adjusted EBITDA	$ 87,006	$ 77,094	$ 324,408	$ 271,549	$ 227,608	$ 235,002	$ 163,950

(a) Represents other items, such as inventory reserves and adjustments, realized or unrealized gain (loss) on foreign currency transactions, loss on disposal of property, plant and equipment, insurance recovery related to damages of property, plant and equipment and release of certain indemnified uncertain tax positions.

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TTM Adjusted EBITDA Reconciliation TTM Three months ended March 27, March 27, December September June 28, (in thousands) 2020 2020 27, 2019 30, 2019 2019 Net income $ 156,530 $ 39,193 $ 34,790 $ 45,997 $ 36,550 Interest expense, net 46,169 10,564 10,620 12,196 12,789 Income tax expense 47,651 13,100 7,340 16,105 11,106 Depreciation and amortization 73,254 18,478 18,730 18,286 17,760 Restructuring charges 4,197 2,645 220 623 709 Stock-based compensation 14,628 4,523 3,123 2,862 4,120 Transaction costs 970 6 51 837 76 Gain on purchase of a business (7,384) — — (7,384) — Other(a) 5,992 (1,503) 2,836 (712) 5,371 Adjusted EBITDA $ 342,007 $ 87,006 $ 77,710 $ 88,810 $ 88,481 (a) Represents other items, such as inventory reserves and adjustments, realized or unrealized gain (loss) on foreign currency transactions, loss on disposal of property, plant and equipment, insurance recovery related to damages of property, plant and equipment and release of certain indemnified uncertain tax positions. 6/2/2020 © Atkore International, Inc. 32

Net Debt to Total Debt and Leverage Ratio

($ in thousands)	March 27, 2020	December 27, 2019	September 30, 2019	June 28, 2019	March 29, 2019	December 28, 2018	September 30, 2018	June 29, 2018	March 30, 2018
Short-term debt and current maturities of long-term debt	$ —	$ —	$ —	$ —	$ —	$ 26,561	$ 26,561	$ 7,630	$ 7,653
Long-term debt	845,694	845,243	845,317	884,503	884,095	878,094	877,686	898,509	900,556
Total debt	845,694	845,243	845,317	884,503	884,095	904,655	904,247	906,139	908,209
Less cash and cash equivalents	137,202	164,135	$ 123,415	100,734	51,498	75,919	126,662	109,519	76,892
Net debt	$ 708,492	$ 681,108	$ 721,902	$ 783,769	$ 832,597	$ 828,736	$ 777,585	$ 796,620	$ 831,317
TTM Adjusted EBITDA [(a)]	$ 342,007	$ 332,095	$ 324,408	$ 306,656	$ 294,839	$ 283,086	$ 271,549	$ 260,054	$ 245,423
Total debt/TTM Adjusted EBITDA	2.5 x	2.5 x	2.6 x	2.9 x	3.0 x	3.2 x	3.3 x	3.5 x	3.7 x
Net debt/TTM Adjusted EBITDA	2.1 x	2.1 x	2.2 x	2.6 x	2.8 x	2.9 x	2.9 x	3.1 x	3.4 x

(a) TTM Adjusted EBITDA is equal to the sum of Adjusted EBITDA for the trailing four quarter period. The reconciliation of Adjusted EBITDA for the quarters ended March 28, 2020, December 27, 2019, September 30, 2019, June 28, 2019, March 29, 2019, December 28, 2018, September 30, 2018, June 29, 2018, and March 30, 2018 can be found in Exhibit 99.1 to forms 8-K filed May 5, 2020, February 4, 2020, November 22, 2019, August 7, 2019, May 7, 2019, February 6, 2019, November 28, 2018, August 7, 2018 and May 8, 2018, respectively.

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Free Cash Flow Reconciliation Six months ended March 27, March 29, (in thousands) 2020 2019 Net cash provided by operating activities $ 49,284 $ 42,789 Capital Expenditures (17,139) (14,712) Free Cash Flow $ 32,145 $ 28,077 Trailing Twelve Months Fiscal Year Ended March 27, September September September September September (in thousands) 2020 30, 2019 30, 2018 30, 2017 30, 2016 30, 2015 Net cash provided by operating activities $ 216,189 $ 209,694 $ 145,703 $ 121,654 $ 156,646 $ 141,073 Capital Expenditures (37,287) (34,860) (38,501) (25,122) (16,830) (26,849) Free Cash Flow $ 178,902 $ 174,834 $ 107,202 $ 96,532 $ 139,816 $ 114,224 6/2/2020 © Atkore International, Inc. 34

Return on Capital Calculation

(in thousands)	Trailing Twelve Months March 27, 2020	Fiscal Year Ended September 30, 2019	September 30, 2018	September 30, 2017	September 30, 2016	September 30, 2015
Income (Loss) Before Taxes	$ 204,181	$ 184,669	$ 166,352	$ 126,125	$ 86,781	$ (7,871)
Income Tax Expense (Benefit)	47,651	45,618	29,707	41,486	27,985	(2,916)
Tax Rate % [Income Tax Expense (Benefit) ÷ Income (Loss) Before Taxes]	23.3%	24.7%	17.9%	32.9%	32.2%	37.0%
Operating Income	$ 239,147	$ 223,664	$ 179,698	$ 155,953	$ 125,466	$ 36,938
Estimated Taxes on Operating Income [Tax Rate % x Operating Income]	55,811	55,251	32,090	51,297	40,460	13,685
Net Operating Profit After Taxes [Operating Income – Estimated Taxes on Operating Income]	$ 183,336	$ 168,413	$ 147,608	$ 104,656	$ 85,006	$ 23,253
Total Assets	$ 1,493,567	$ 1,436,995	$ 1,324,060	$ 1,215,092	$ 1,164,568	$ 1,113,799
Cash	137,202	123,415	126,662	45,718	200,279	80,598
Current Liabilities	255,110	287,534	272,747	211,837	204,822	210,498
Short-Term Debt & Current Maturities of Long-Term Debt	—	—	26,561	4,215	1,267	2,864
Capital Base [Total Assets – Cash – Current Liabilities + Short-Term Debt & Current Maturities of Long-Term Debt]	$ 1,101,255	$ 1,026,046	$ 951,212	$ 961,752	$ 760,734	$ 825,567
Average Capital Base [Average of Prior Period Capital Base and Current Period Capital Base]	$ 1,073,479	$ 988,629	$ 956,482	$ 861,243	$ 793,151	$ 873,363
Return on Capital Percentage [Net Operating Profit After Taxes ÷ Average Capital Base]	17.1%	17.0%	15.4%	12.2%	10.7%	2.7%

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